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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-4 our report dated February 1, 1995, appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
----------------------------
    Deloitte & Touche LLP

San Antonio, Texas
January 16, 1996